Exhibit 99

News Release

The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE

CONTACT:

Drew Mackintosh, Vice President,

Investor Relations

(818) 223-7548

Marya Barlow, Director,

Communications	(818) 223-7591

RYLAND REPORTS RESULTS FOR THE FOURTH QUARTER OF 2007

CALABASAS, Calif. (January 23, 2008) ─ The Ryland Group, Inc. (NYSE: RYL), today announced results for its fourth quarter ended December 31, 2007.  Items of note included:

•                  Positive operating cash flow of $312.2 million for the fourth quarter of 2007, used, in part, to reduce the Company’s debt by $144.2 million, which included a $25.0 million reduction of its senior notes and a $119.2 million payoff of its line of credit and other notes;

•                  Cash balance of $243.6 million as of December 31, 2007;

•                  Net debt-to-total capital ratio was 34.6 percent at December 31, 2007;

•                  Pretax charges for inventory valuation adjustments of $197.6 million, and option deposits and feasibility write-offs of $45.0 million, for the quarter ended December 31, 2007;

•                  Non-cash tax charge of $75.2 million for a valuation allowance related to deferred tax assets established in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”;

•                  Loss of $4.80 per share for the quarter ended December 31, 2007, including inventory valuation adjustments and write-offs and an income tax charge, compared to earnings of $1.98 per share for the same period in the prior year;

•                  Excluding the inventory valuation adjustments and write-offs and an income tax charge, earnings for the quarter would have been $0.53 per share;

•                  Consolidated revenues of $854.1 million for the quarter ended December 31, 2007, reflected a decrease of 36.9 percent from the quarter ended December 31, 2006;

•                  Gross profit margins averaged 13.9 percent prior to inventory valuation adjustments and write-offs, and negative 15.3 percent subsequent to these adjustments, for the quarter ended December 31, 2007; compared to 17.9 percent for the same period in 2006;

•                  Closings totaled 3,061 units for the quarter ended December 31, 2007, reflecting a 29.6 percent decrease from the same period in the prior year;

•                  New orders in the fourth quarter of 2007 declined 7.1 percent to 1,596 units from 1,718 units in the fourth quarter of 2006; and

•                  Inventory of houses started and unsold declined to 823 units at December 31, 2007, denoting a decrease of 52.8 percent from December 31, 2006.

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RYLAND FOURTH-QUARTER RESULTS

RESULTS FOR THE FOURTH QUARTER OF 2007

For the fourth quarter ended December 31, 2007, the Company reported a consolidated loss of $201.9 million, or $4.80 per diluted share, compared to earnings of $87.2 million, or $1.98 per diluted share, for the same period in 2006.  The Company had inventory valuation adjustments and write-offs of $242.7 million, as well as an income tax charge of $75.2 million for a deferred tax valuation allowance during the fourth quarter ended December 31, 2007.  Excluding these adjustments and write-offs and income tax charge, earnings for the quarter would have been $0.53 per share.

The homebuilding segments reported a pretax loss of $211.3 million during the fourth quarter of 2007, compared to $130.5 million in pretax earnings for the same period in 2006.  This decrease was primarily due to a decline in closings and margins and the impact of inventory valuation adjustments and write-offs.

Homebuilding revenues decreased 37.2 percent to $828.8 million for the fourth quarter of 2007, compared to $1.3 billion for the same period in 2006.  This decline was primarily attributable to lower closings that totaled 3,061 units, representing a 29.6 percent decrease from the same period in the prior year and to a decline in the average closing price of a home, which decreased to $269,000 for the quarter ended December 31, 2007, from $298,000 for the quarter ended December 31, 2006.  Homebuilding revenues for the fourth quarter of 2007 included $5.9 million from land sales, compared to $23.0 million from land sales for the fourth quarter of 2006, which contributed a net loss of $223,000 and a gain of $6.1 million to pretax earnings for the same periods in 2007 and 2006, respectively.

New orders of 1,596 units for the quarter ended December 31, 2007, represented a decrease of 7.1 percent, compared to new orders of 1,718 units for the same period in 2006.  For the fourth quarter of 2007, new order dollars declined 20.5 percent to $368.7 million from $463.9 million for the fourth quarter of 2006.  Backlog at the end of the fourth quarter of 2007 decreased 31.8 percent to 2,869 units from 4,206 units at the end of the fourth quarter of 2006.  At December 31, 2007, the dollar value of the Company’s backlog was $786.4 million, reflecting a decline of 39.2 percent from December 31, 2006.

Gross profit margins averaged 13.9 percent prior to inventory valuation adjustments and write-offs, and negative 15.3 percent subsequent to these adjustments, for the fourth quarter of 2007; compared to 17.9 percent for the same period in 2006.  This decrease was primarily due to inventory valuation adjustments and write-offs, as well as to increased sales incentives that related to home deliveries for the fourth quarter of 2007.  Selling, general and administrative expenses, as a percentage of homebuilding revenue, were 10.2 percent for the fourth quarter of 2007, compared to 8.0 percent for the same period in 2006.  This increase was primarily attributable to a decline in revenues, as well as a rise in marketing and advertising costs per unit.  Selling, general and administrative expense dollars decreased $20.5 million for the fourth quarter ended December 31, 2007, versus the same period in the prior year.  The homebuilding segments capitalized all interest incurred during the fourth quarter of 2007 due to development activity.

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RYLAND FOURTH-QUARTER RESULTS

Corporate expenses were $10.9 million for the fourth quarter of 2007, compared to $16.0 million for the same period in the prior year.  This decrease was primarily due to lower incentive compensation expense that resulted from declining earnings and stock price.

The Company’s financial services segment, which includes mortgage, title, escrow and insurance services, reported pretax earnings of $16.3 million for the fourth quarter of 2007, compared to pretax earnings of $24.9 million for the same period in 2006.  This decrease was primarily attributable to a 31.3 percent decline in the number of mortgages originated due to a slowdown in the homebuilding market and to a decrease of 8.6 percent in average loan size.  The capture rate of mortgages originated for the Company’s homebuilding customers was 78.5 percent for the fourth quarter of 2007, compared to 82.3 percent for the same period in 2006.

ANNUAL RESULTS FOR 2007

For the twelve months ended December 31, 2007, the Company reported a consolidated loss of $333.5 million, or $7.92 per diluted share, compared to earnings of $359.9 million, or $7.83 per diluted share, for the same period in 2006.  Excluding inventory valuation adjustments and write-offs of $583.4 million; an income tax charge of $75.2 million for a deferred tax valuation allowance; and a goodwill impairment charge of $15.4 million, earnings for the twelve months ended December 31, 2007, would have been $2.49 per share.

The homebuilding segments reported a pretax loss of $425.0 million during the twelve months ended December 31, 2007, compared to $573.1 million in pretax earnings for the same period in 2006.  This decrease was primarily due to a decline in closings and margins and the impact of inventory valuation adjustments and write-offs.

Homebuilding revenues decreased 36.4 percent to $3.0 billion for the twelve months ended December 31, 2007, compared to $4.7 billion for the same period in 2006.  This decline was primarily attributable to closings that totaled 10,319 units, a 33.0 percent decrease from the number of units closed in the twelve-month period ended December 31, 2006.  The average closing price of a home was $285,000 and $295,000 for the twelve months ended December 31, 2007 and 2006, respectively.  Homebuilding revenues for the twelve months ended December 31, 2007, included $21.2 million from land sales, compared to $94.3 million from land sales for the same period in 2006, which contributed net gains of $1.2 million and $24.8 million to pretax earnings in 2007 and 2006, respectively.

New orders of 8,982 units for the twelve months ended December 31, 2007, represented a decrease of 19.3 percent, compared to new orders of 11,134 units for the same period in 2006.  For the twelve months ended December 31, 2007, new order dollars declined 24.3 percent to $2.4 billion from $3.2 billion for the twelve months ended December 31, 2006.

Gross profit margins averaged 17.1 percent prior to inventory valuation adjustments and write-offs, and negative 2.5 percent subsequent to these adjustments, for the twelve months ended December 31, 2007;

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RYLAND FOURTH-QUARTER RESULTS

compared to 21.8 percent for the same period in 2006.  This decrease was primarily due to inventory valuation adjustments and write-offs, as well as to increased sales incentives that related to home deliveries for the twelve months ended December 31, 2007.  Selling, general and administrative expenses, as a percentage of homebuilding revenue, were 11.9 percent for the twelve months ended December 31, 2007, compared to 9.5 percent for the same period in 2006.  This increase was primarily attributable to a decline in revenues and an increase in marketing and advertising costs per unit, as well as to severance costs.  Selling, general and administrative expense dollars decreased $89.3 million, versus the same period in the prior year.  The homebuilding segments capitalized all interest incurred during the twelve months of 2007 due to development activity.

Corporate expenses were $35.6 million for the twelve months ended December 31, 2007, compared to $66.0 million for the same period in 2006.  This decrease was primarily due to lower incentive compensation expense that resulted from declining earnings and stock price.

The Company’s financial services segment, which includes mortgage, title, escrow and insurance services, reported pretax earnings of $40.9 million for the twelve months ended December 31, 2007, compared to pretax earnings of $67.7 million for the same period in 2006.  This decrease was primarily attributable to a 34.8 percent decline in the number of mortgages originated due to a slowdown in the homebuilding market and a slight decrease of 1.8 percent in average loan size.  The capture rate of mortgages originated for the Company’s homebuilding customers was 78.8 percent for the twelve months ended December 31, 2007, compared to 81.9 percent for the same period in 2006.

STOCK REPURCHASE PROGRAM

During the three months ended December 31, 2007, the Company did not repurchase any shares of its common stock.

NON-CASH TAX CHARGE FOR A DEFERRED TAX VALUATION ALLOWANCE

During the fourth quarter of 2007, the Company recorded a non-cash tax charge of $75.2 million to establish a valuation allowance related to its deferred tax assets in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes.”  The valuation allowance was reflected as a charge to income tax expense and a reduction of the Company’s deferred tax assets.  As a result of this non-cash tax charge, the Company’s effective tax rate was 20.6 percent for the year ended December 31, 2007, as compared to 36.5 percent for the same period in 2006.

DEBT REDUCTION

In December 2007, the Company redeemed $25.0 million of its outstanding $75.0 million principal amount 5.4 percent senior notes due 2008.  Additionally, the Company repaid $117.0 million of its line of credit during the fourth quarter ended December 31, 2007, and had no borrowings outstanding under this facility at year end.

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RYLAND FOURTH-QUARTER RESULTS

With headquarters in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  The Company currently operates in 28 markets across the country and has built more than 275,000 homes and financed more than 230,000 mortgages since its founding in 1967.  Ryland is a Fortune 500 company listed on the New York Stock Exchange under the symbol “RYL.”  Previous news releases may be obtained at www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  instability and uncertainty in the mortgage lending market, including revisions to underwriting standards for borrowers;

•                  the availability and cost of land;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and 10-Q; and

•                  other factors over which the Company has little or no control.

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Four financial-statement pages follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except share data)

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006

REVENUES
Homebuilding	$828,766	$1,320,344	$2,960,194	$4,653,920
Financial services	25,377	34,200	72,400	103,296
TOTAL REVENUES	854,143	1,354,544	3,032,594	4,757,216

EXPENSES
Cost of sales	955,226	1,084,551	3,033,799	3,640,075
Selling, general and administrative	84,830	105,286	351,376	440,702
Financial services	9,095	9,297	31,473	35,601
Corporate	10,873	15,962	35,554	66,035
Expenses related to early retirement of debt	230	—	490	7,695
TOTAL EXPENSES	1,060,254	1,215,096	3,452,692	4,190,108

Earnings (loss) before taxes	(206,111)	139,448	(420,098)	567,108

Tax expense (benefit)	(4,201)	52,293	(86,572)	207,166

NET EARNINGS (LOSS)	$(201,910)	$87,155	$(333,526)	$359,942

NET EARNINGS (LOSS) PER COMMON SHARE
Basic	$(4.80)	$2.05	$(7.92)	$8.14
Diluted	(4.80)	1.98	(7.92)	7.83

AVERAGE COMMON SHARES
OUTSTANDING
Basic	42,096,412	42,593,567	42,136,315	44,228,502
Diluted	42,096,412	44,122,663	42,136,315	45,944,448

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	December 31,
	2007	2006

ASSETS
Cash and cash equivalents	$243,614	$215,037
Housing inventories
Homes under construction	717,992	1,079,702
Land under development and improved lots	1,017,867	1,427,930
Consolidated inventory not owned	76,734	263,853
Total inventories	1,812,593	2,771,485
Property, plant and equipment	75,538	76,887
Net deferred taxes	158,065	84,199
Other	252,369	269,089
TOTAL ASSETS	2,542,179	3,416,697

LIABILITIES
Accounts payable	114,050	186,868
Accrued and other liabilities	395,404	586,797
Debt	839,080	950,117
TOTAL LIABILITIES	1,348,534	1,723,782

MINORITY INTEREST	68,919	181,749

STOCKHOLDERS’ EQUITY
Common stock, $1.00 par value:
Authorized—200,000,000 shares
Issued—42,151,085 shares at December 31, 2007
(42,612,525 shares at December 31, 2006)	42,151	42,612
Retained earnings	1,078,521	1,463,727
Accumulated other comprehensive income	4,054	4,827
TOTAL STOCKHOLDERS’ EQUITY	1,124,726	1,511,166
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,542,179	$3,416,697

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$(76,142)	$41,401	$(37,077)	$170,636
Southeast	(67,070)	74,872	(59,419)	253,120
Texas	6,749	24,430	27,098	59,854
West	(74,827)	(10,196)	(355,583)	89,533
Financial services	16,282	24,903	40,927	67,695
Corporate and unallocated	(11,103)	(15,962)	(36,044)	(73,730)
Total	$(206,111)	$139,448	$(420,098)	$567,108

NEW ORDERS
Units
North	431	477	2,496	2,987
Southeast	430	433	2,461	3,164
Texas	448	508	2,359	3,237
West	287	300	1,666	1,746
Total	1,596	1,718	8,982	11,134

Dollars (in millions)
North	$113	$146	$765	$970
Southeast	91	105	653	921
Texas	96	106	494	653
West	69	107	518	666
Total	$369	$464	$2,430	$3,210

CLOSINGS
Units
North	689	907	2,687	3,604
Southeast	944	1,516	3,154	5,126
Texas	748	1,088	2,703	3,546
West	680	836	1,775	3,116
Total	3,061	4,347	10,319	15,392

Average closing price (in thousands)
North	$310	$334	$318	$320
Southeast	268	301	292	293
Texas	206	202	210	193
West	298	376	335	385
Total	$269	$298	$285	$295

OUTSTANDING CONTRACTS			December 31,
Units			2007	2006
North			966	1,157
Southeast			946	1,639
Texas			676	1,020
West			281	390
Total			2,869	4,206

Dollars (in millions)
North			$298	$387
Southeast			257	526
Texas			155	228
West			76	153
Total			$786	$1,294

Average price (in thousands)
North			$307	$334
Southeast			272	321
Texas			230	224
West			269	391
Total			$274	$308

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION

(in thousands, except origination data)

	Three months ended December 31,		Twelve months ended December 31,
RESULTS OF OPERATIONS	2007	2006	2007	2006

Revenues
Net gains on sales of mortgages and mortgage servicing rights	$9,797	$14,217	$31,126	$44,231
Title/escrow/insurance	13,552	13,232	33,734	41,086
Net origination fees	1,672	6,282	6,397	16,552
Interest and other	356	469	1,143	1,427
Total revenues	25,377	34,200	72,400	103,296
General and administrative expenses	9,095	9,297	31,473	35,601
Pretax earnings	$16,282	$24,903	$40,927	$67,695

OPERATIONAL DATA

Retail operations:
Originations (units)	2,252	3,279	7,653	11,744
Ryland Homes closings as a percentage of total closings	99.8%	99.8%	99.6%	99.7%
Ryland Homes origination capture rate	78.5%	82.3%	78.8%	81.9%

Investment operations:
Mortgage-backed securities and notes receivable average balance	$397	$1,165	$446	$1,707